EXHIBIT 99.1

COSINE COMMUNICATIONS ANNOUNCES
FIRST QUARTER FISCAL 2005 FINANCIAL RESULTS

SAN JOSE, CALIF., May 16, 2005 — CoSine Communications, Inc. (Nasdaq: COSN), a provider of customer support services for managed, network-based IP and broadband service providers, today announced revenue for the quarter ended March 31, 2005 of $ 897,000 and a net loss of $ 878,000 or $ 0.09 loss per share, as compared to revenue of $4.5 million and a net loss of $ 7.4 million or $ 0.74 loss per share for the quarter ended March 31, 2004.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers. Currently, CoSine’s business consists primarily of a customer service capability operated under contract by a third party.

Safe Harbor Warning

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine’s expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and effectuate desirable strategic alternatives, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by CoSine and the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, all as may be discussed in more detail on pages 30 through 36 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 236-7518
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
CONSOLIDATED STATEMENT OF OPERATIONS
(In conformity with generally accepted accounting principles)
(in thousands, except per share data)

	Three months ended
	March 31,
	2005
	(unaudited)	2004

Revenue	$897	$4,455
Cost of sales	454	1,497

Gross profit	443	2,958

Operating expenses:
Research and development	103	5,255
Sales and marketing	105	3,383
General and administrative	1,305	1,708
Restructuring and impairment charges	(91)	35

Total operating expenses	1,422	10,381

Loss from operations	(979)	(7,423)
Interest income and expense and other, net	113	81

Loss before income tax (benefits) provision	(866)	(7,342)
Income tax (benefits) provision	13	43

Net loss	$(879)	$(7,385)

Basic and diluted net loss per share	$(0.09)	$(0.74)
Shares used in computing basic and diluted net loss per share	10,122	10,010

CoSine Communications, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In conformity with generally accepted accounting principles)
(in thousands)

	March 31, 2005	December 31,
	(unaudited)	2004
ASSETS
Current assets:
Cash and cash equivalents	$11,020	$9,203
Short-term investments	$12,640	15,710
Accounts receivable, trade	602	1,328
Accounts receivable, other	93	483
Inventory	—	—
Prepaid expenses and other current assets	833	949

Total current assets	25,187	27,673
Property and equipment, net	—	—
Long-term deposits	528	150

	$25,715	$27,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$225	$252
Accrued warranty liability	157	157
Other accrued liabilities	1,522	3,129
Accrued compensation	175	412
Deferred revenue	710	509
Current portion of equipment and working capital loans	—	—

Total current liabilities	2,789	4,459
Accrued rent	—	—

Total liabilities	2,789	$4,459

Stockholders’ equity (net capital deficiency):
Series A convertible preferred stock	—	—
Common stock	1	1
Additional paid-in capital	538,947	540,028
Notes receivable from stockholders	—	(1,520)
Accumulated other comprehensive income (loss)	616	614
Deferred compensation	—	—
Accumulated deficit	(516,637)	(515,759)

Stockholders’ equity	22,926	23,364

	$25,715	$27,823

1 Amounts are derived from the December 31, 2004 audited financial statements.